UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 27, 2012


                               GLOBAL STEVIA CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54522                  27-1833279
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

                    No 68 Truong Chinh Street, Hanoi, Vietnam
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (84) 43629 1077

               No 47, Alley 86, Chua Ha Street, Cau Giay District
                               Hanoi city, Vietnam
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Effective November 27, 2012, our company entered into a research agreement with Plant Resource Center ("Plant Centre"), a Vietnamese governmental agency that specializes in the research and development of agriculture techniques of planting, for a period ending December 12, 2013. The research agreement has flexibility to be extended for an additional period of one (1) year by written consent provided by of both parties. Our company is desirous to entrust Pant Center to research cultivation and strains of stevia plants. Pursuant to the terms of the research agreement, Plant Center shall complete all research and development activities by December 12, 2013 and deliver a completed report, intellectual property and plant seedling to our company by December 25, 2013.

The research agreement may be terminated through a written notice provided to the other party following a breach in any one of the clauses agreed upon by the parties.

The description of the research agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the research agreement attached hereto as an exhibit, and which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1   Research Agreement dated November 27, 2012.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL STEVIA CORP.


/s/ Tran Hong Phuong
----------------------------------
Tran Hong Phuong
President and Director

Date: December 3, 2012


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